UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2024

EngageSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40835	83- 2785225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Braintree Hill Office Park
Suite 101
Braintree, Massachusetts 02184
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 848-3733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESMT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introduction

On January 26, 2024, Icefall Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Icefall Parent, Inc., a Delaware corporation (formerly known as Icefall Parent, LLC, a Delaware limited liability company) (“Parent”), completed its merger (the “Merger”) with and into EngageSmart, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated October 23, 2023 (the “Merger Agreement”), by and among Parent, Merger Sub, and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub were formed by affiliates of funds advised by Vista Equity Partners (the “Vista Funds”).

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 1.01 by reference.

Concurrently with the closing of the Merger, Parent, as the borrower, and the Company, as a guarantor, entered into that certain Credit Agreement with Golub Capital Markets LLC, as administrative agent and collateral agent, the lenders from time to time party thereto and the guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $1,050,000,000 (the “Term Loan”) and (ii) a revolving loan facility in an aggregate principal amount equal to $100,000,000. Parent is the borrower, and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introduction is incorporated into this Item 1.02 by reference.

On January 26, 2024, in connection with the Merger, all outstanding indebtedness under the Revolving Credit Agreement, dated September 27, 2021 (the “Company Credit Agreement”), by and among the Company, as borrower, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, was repaid in full and all commitments thereunder were terminated. Additionally, the guarantees and liens securing the indebtedness under the Company Credit Agreement were discharged and released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction is incorporated into this Item 2.01 by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (a “Share”) outstanding immediately prior to the Effective Time (other than (A) Shares held by the Company, Parent or Merger Sub and any of their subsidiaries (including the Shares rolled over by General Atlantic (IC), L.P.) (the “Owned Company Shares”) and (B) Shares held by stockholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the Delaware General Corporation Law) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $23.00, without interest thereon (the “Per Share Price”).

As of the Effective Time, the Owned Company Shares were cancelled and extinguished without any conversion thereof or consideration paid therefor.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•

Each outstanding Company Option (as defined in the Merger Agreement), to the extent then vested, was cancelled and converted into the right to receive an amount (without interest) in cash equal in value to (A) the total number of Shares subject to such Company Option multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per Share underlying such Company Option;

•

Each outstanding Company RSU (as defined in the Merger Agreement), to the extent then vested or vested but not yet settled, was cancelled and converted into the right to receive an amount (without interest) in cash equal in value to (A) the total number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price; and

•

Each outstanding unvested Company RSU was cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation a converted cash award (a “Converted Cash Award”) with respect to an aggregate amount in cash equal in value to (A) the total number of Shares subject to such unvested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price, which Converted Cash Award will remain subject to the same vesting terms and conditions of the corresponding Company RSU.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on October 23, 2023 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introduction and Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Shares from listing on the NYSE and requested that the NYSE (i) suspend trading of the Shares on the NYSE prior to the opening of trading on January 26, 2024 and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Price in accordance with the terms of the Merger Agreement. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Price.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

In connection with the Merger, the aggregate purchase price paid for all equity securities of the Company (excluding Owned Company Shares) was approximately $3.0 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from approximately $2.0 billion of equity contributions from the Vista Funds or their affiliates, and approximately $1.0 billion of proceeds received in connection with the Term Loan.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

In connection with the consummation of the Merger (and not because of any disagreement with the Company), each of the directors of the Company (Paul G. Stamas, Robert P. Bennett, Deborah A. Dunnam, Matthew G. Hamilton, David Mangum, Preston McKenzie, Raph Osnoss and Diego Rodriguez) resigned as a member of the board of directors of the Company as of the Effective Time, and the following persons were appointed as directors of the Surviving Corporation: Michael Fosnaugh, Jeffrey Wilson, Jack Dillon, Billy Bosworth, Brooke Nakatsukasa, and Robert P. Bennett.

In accordance with the terms of the Merger Agreement, at the Effective Time, the officers of the Company became officers of the Surviving Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

In addition, at the Effective Time, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws attached as Exhibit 3.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01. Other Events.

On January 26, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 23, 2023, by and among Icefall Parent, Inc. (formerly known as Icefall Parent, LLC), Icefall Merger Sub, Inc. and EngageSmart, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2023).*

3.1	Amended and Restated Certificate of Incorporation of EngageSmart, Inc.

3.2	Amended and Restated Bylaws of EngageSmart, Inc.

99.1	Press Release, issued January 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2024

EngageSmart, Inc.

By:	/s/ Cassandra Hudson
Name: Cassandra Hudson
Title: Chief Financial Officer